                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Web Yes, Inc.:

We consent to the use of our report on the consolidated financial statements of Web Yes, Inc. and subsidiary as of December 31, 1997 and 1998 and for each of the years then ended dated June 30, 1999 included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

Boston, Massachusetts
February 28, 2000